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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amended Quarterly Report of Aquatic Cellulose International Corp. (the "Company") on Form 10-QSB/A for the period ending February 28, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sheridan B. Westgarde, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-QSB/A for the period ending February 28, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB/A for the period ending February 28, 2007, fairly presents, in all material respects, the financial condition and results of operations of Aquatic Cellulose International Corp.

Dated: February 5, 2008

/s/ Sheridan B. Westgarde
-------------------------
Sheridan B. Westgarde,
Chief Executive Officer and
Principal Financial Officer